UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  February 5, 2004


       AEI REAL ESTATE FUND XVIII LIMITED PARTNERSHIP
   (Exact Name of Registrant as Specified in its Charter)

                     State of Minnesota
      (State or other Jurisdiction of Incorporation or
                        Organization)




           0-18289                      41-1622463
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


  30 East 7th Street, Suite 1300, St. Paul, Minnesota 55101
          (Address of Principal Executive Offices)


                       (651) 227-7333
    (Registrant's telephone number, including area code)



    (Former name or former address, if changed since last
                           report)

Item 2.   Acquisition or Disposition of Assets.

       On February 5, 2004, the Partnership purchased a 50% interest in a Jared Jewelry store in Lakewood, Colorado from Translakewood, LLC. The total cash purchase price of the land and building was approximately $4,070,000. The remaining interest in the property was purchased by AEI Net Lease Income & Growth Fund XIX Limited Partnership, an affiliate of the Partnership. Translakewood, LLC is not affiliated with the Partnership.

       The cash, used in purchasing the property, was from the proceeds of sale of properties.

Item 7. Financial Statements and Exhibits.

         (a)  Financial statements of businesses acquired - Not
              Applicable.

         (b) On February 5, 2004, the Partnership purchased its 50% interest in the property for $2,035,000. The property was acquired with cash which was provided from proceeds of sale of properties. A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had acquired the property on January 1, 2002, the Partnership's Investments in Real Estate would have increased by $2,035,000 and its Current Assets
             (cash) would have decreased by $2,035,000.

             The Rental Income for the Partnership would have increased from $1,929,826 to $2,088,580 for the year ended December 31, 2002 and from $1,023,451 to $1,142,517 for the nine months ended September 30, 2003 if the Partnership had owned the property during the periods.

             Depreciation  Expense would have  increased  by
             $32,302   and  $24,227  for  the   year   ended
             December  31,  2002 and the nine  months  ended
             September 30, 2003, respectively.

             The net effect of these proforma adjustments would have caused Net Income to increase from $1,893,642 to $2,020,094 and from $3,703,080 to $3,797,919, which would have resulted in Net Income of $101.18 and $191.69 per Limited Partnership Unit outstanding for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively.

         (c) Exhibits

             Exhibit 10.1 - Assignment of Purchase Agreement
                            dated January  2,  2004  between
                            the Partnership, AEI Net   Lease
                            Income   &   Growth   Fund   XIX
                            Limited   Partnership  and   AEI
                            Fund  Management, Inc.  relating
                            to  the  Property at 14145  West
                            Colfax     Avenue,     Lakewood,
                            Colorado.

             Exhibit 10.2 - Assignment  and Assumption    of
                            Lease   dated February  5,  2004
                            between  the  Partnership,   AEI
                            Net   Lease  Income   &   Growth
                            Fund   XIX  Limited  Partnership
                            and Translakewood, LLC  relating
                            to the Property at  14145   West
                            Colfax     Avenue,     Lakewood,
                            Colorado.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI REAL ESTATE FUND XVIII
                              LIMITED PARTNERSHIP

                              By: AEI Fund Management XVIII, Inc.
                              Its:    Managing  General Partner


Date: February 17, 2004       /s/ Patrick W Keene
                              By: Patrick W. Keene
                              Its: Chief Financial Officer